Exhibit 2.7

SPREADTRUM COMMUNICATIONS, INC.

Spreadtrum Center

Building No. 1, Lane 2288

Zuchongzhi Road

Zhangjiang, Shanghai 201203

People’s Republic of China

As of February 9, 2010

Citibank, N.A. – ADR Department

388 Greenwich Street, 14th Fl.

New York, New York 10013

Provisional Deposit of Provisional Shares

Ladies & Gentlemen:

Reference is made to (i) the Deposit Agreement, dated as of June 29, 2007 (the “Deposit Agreement”), by and among Spreadtrum Communications, Inc., a company organized under the laws of the Cayman Islands, and is successors (the “Company”), Citibank, N.A., as Depositary (the “Depositary”), and the Holders and Beneficial Owners of American Depositary Shares (the “ADSs”) issued thereunder, (ii) the Letter Agreement, dated as of May 22, 2008 (the “2008 Letter Agreement”), by and between the Company and the Depositary, which supplements the Deposit Agreement on the subject of the provisional deposit of “Provisional Shares” (as defined in the Letter Agreement), and (iii) the Letter Agreement, dated as of January 22, 2009 (the “2009 Letter Agreement”), pursuant to which, inter alia, (x) the Company informed the Depositary that Merrill Lynch, Pierce, Fenner & Smith (“Merrill Lynch”) had been appointed as record keeper of the Plans (as defined in the 2008 Letter Agreement), and (y) the 2008 Letter Agreement was amended to authorize the Depositary to act on instructions received from Merrill Lynch in respect of the Plans. All capitalized terms used, but not otherwise defined herein, shall have the meaning assigned thereto in the 2008 Letter Agreement or, if not defined in the 2008 Letter Agreement, in the Deposit Agreement.

The Company hereby informs the Depositary that, as of February 9, 2010, The Core Information Technology (Shanghai) Co., Ltd. (“TCIT”) has been appointed as an additional plan administrator for the Plans to administer the Plans together with Merrill Lynch.

In furtherance of the foregoing, the Company and the Depositary agree in this Letter Agreement (the “2010 Letter Agreement”) to further amend the 2008 Letter Agreement as follows:

1. The Depositary shall, in respect of the Provisional Shares, be authorized to rely and act upon the written instructions signed and delivered on behalf of the Company by (i) one or more of the Company’s officers and employees designated from time to time by the Company to the Depositary as “authorized persons”, (ii) on, or after January 26, 2009, one of the “authorized persons” for Merrill Lynch (and designated as such by Merrill Lynch), one of the plan administrators for each of the Plans, including instructions so delivered in electronic form, and (iii) on, or after February 9, 2010, one of the “authorized persons” for TCIT (and designated as such by TCIT), one of the plan administrators for each of the Plans, including instructions so delivered in electronic form.

2. In the event that, in determining the rights and obligations of parties to the Deposit Agreement (as supplemented by the 2008 Letter Agreement and amended by the 2009 Letter Agreement and this 2010 Letter Agreement) with respect to any Provisional Shares, any conflict arises between (a) the terms of the 2008 Letter Agreement, (b) the terms of the 2009 Letter Agreement and (b) the terms of this 2010 Letter Agreement, the terms and conditions set forth in this 2010 Letter Agreement shall be controlling.

3. The ADS Issuance Instructions to be received on or after February 9, 2010 shall be substantially in the form of Exhibit A attached hereto.

The terms of this 2010 Letter Agreement amend the 2008 and 2009 Letter Agreements (the 2010, 2009 and 2008 Letter Agreements collectively, the “Letter Agreements”), which supplement the Deposit Agreement, and none of the Letter Agreements are intended to materially prejudice any substantial existing rights of Holders or Beneficial Owners of ADSs and, as a result, notice is not required to be given of the terms hereof to Holders of ADSs under the Deposit Agreement. The Company and the Depositary shall make reference to the terms of the Letter Agreements in, and attach an executed copy thereof to, the next Registration Statement on Form F-6 filing (including without limitation any amendatory filings) made with the U.S. Securities and Exchange Commission in respect of the ADSs.

The Company acknowledges and agrees that the indemnification provisions of the Deposit Agreement shall apply to any acts performed or omitted by the Depositary pursuant to the terms of the Letter Agreements, including, without limitation, the acceptance and maintenance of Provisional Shares on provisional deposit and the issuance and delivery of ADSs upon the terms contemplated in the Letter Agreements.

This 2010 Letter Agreement shall be interpreted in accordance with, and all of the rights and obligations under this letter agreement shall be governed by, the laws of the State of New York without regard to the principles of conflicts of law thereof.

The Company and the Depositary have caused this 2010 Letter Agreement to be executed and delivered on their behalf by their respective officers thereunto duly authorized as of the date set forth above.

CITIBANK, N.A., as Depositary

By:	/s/ Keith G. Galfo
Name:	Keith G. Galfo
Title:	Vice President
Date:

SPREADTRUM COMMUNICATIONS, INC.

By:	/s/ Shannon Gao
Name:	Shannon Gao
Title:	CFO
Date:

EXHIBITS

A         Form of ADS Issuance Instruction

EXHIBIT A

to

Letter Agreement, dated as of February 9, 2010

(the “2010 Letter Agreement”), by and between

Spreadtrum Communications, Inc.

and

Citibank, N.A., , as Depositary

FORM OF ADS ISSUANCE INSTRUCTION

Citibank, N.A., as Depositary ADR Department 111 Wall Street New York, New York 10043 Attention: Broker Services Email: annemarie.hamlet@citi.com stokely.phillips@citi.com	Citibank Hong Kong as Custodian 22 Tak Fung Street Two Harbourfront Hung Hom Hong Kong Email: mandy.my.leung@citi.com clement.mc.kwong@citi.com kam.lin.chan@citi.com queenie.tsang@citi.com

SPREADTRUM

COMMUNICATIONS, INC.

Spreadtrum Center

Building No. 1, Lane 2288

Zuchongzhi Road

Zhangjiang, Shanghai 201203

People’s Republic of China

Attention:  Shannon Gao

                     Mary Liu

Email:

shannon.gao@spreadtrum.com

mary.liu@spreadtrum.com

sprd esop inbox@mycoreinfo.com

Spreadtrum Communications, Inc. – Provisional Shares

Dear Sirs:

Reference is hereby made to (i) the Deposit Agreement, dated as of June 29, 2007 (as amended from time to time, the “Deposit Agreement”), by and among Spreadtrum Communications, Inc. (the “Company”), Citibank, N.A., as Depositary (the “Depositary”), and the Holders and Beneficial Owners of American Depositary Shares issued thereunder, (ii) the Letter Agreement, dated as of May 22, 2008 (the “2008 Letter Agreement”), by and between the Company and the Depositary, (iii) the Letter Agreement, dated as of January 22, 2009 (the “2009 Letter Agreement”), by and between the Company and the Depositary, and (iv) the Letter Agreement, dated as of February 9, 2010 (the “2010 Letter Agreement”), by and between the Company and the Depositary . Capitalized terms used but not defined herein shall have the meanings given to them in the Deposit Agreement, or, in the event so noted herein, in the 2008 Letter Agreement, the 2009 Letter Agreement or the 2010 Letter Agreement.

A-1

This ADS Issuance Instruction is being delivered to the Depositary in respect of the Provisional Shares (as defined in the 2008 Letter Agreement) on provisional deposit in the Provisional Shares Account (as defined in the 2008 Letter Agreement). We hereby instruct the Depositary to arrange for the issuance and delivery of the ADSs specified below, to debit the corresponding Shares from the Provisional Shares Account (as defined in the 2008 Letter Agreement) and to deposit such Shares into the ADR facility existing under the Deposit Agreement.

A-2

Number of Shares to be debited
from the Provisional Shares
Account and to be deposited in the
ADR facility:	Shares

(3 Shares = 1 ADS)

Number of ADSs to be issued:
ADSs

Delivery information for	For Deliveries of ADSs into DTC:
corresponding ADSs

Deliver ADSs “free of payment” as follows:

DTC Participant Name: [Interactive Brokers]

DTC Participant Account No.: [0534]

Beneficial Owner Account Name: [Victory Securities Co., Ltd.]

Beneficial Owner Account No.: [I754116]

Reference Code (if any):

Contact Person at DTC Participant: [Sally Poon]

For Deliveries of ADSs as Direct Registration ADSs:

Beneficial Owner Name:

Beneficial Owner Tax ID No.:

Beneficial Owner Address:

We represent to the Depositary that, as of the date hereof, the information specified in the Company’s covenants contained in the 2008 Letter Agreement in respect of the ADSs specified above, and the Shares represented thereby, is true, accurate and correct.

The Core Information Technology (Shanghai) Co., Ltd., on behalf of Spreadtrum Communications, Inc.

By:
Name:
Title:
Date: